UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 15, 2007, the Board of Directors of DexCom, Inc. (the “Company”) approved a modification to the compensation payable to non-employee members of the Board. The change in compensation is as follows:
(1) the annual retainer for non-employee directors was increased from $20,000 to $30,000, of which at least 50% must be paid in shares of stock and up to 100% may be paid in shares of stock at the non-employee director’s election;  (2) the payment to non-employee directors for attendance of in-person and telephonic Board of Directors or committee meetings has been eliminated, compared with compensation of $1,750 and $1,250, respectively, per meeting previously; (3) the additional annual retainer for the Chairman of the Board was maintained at $40,000 per year;  (4) the additional annual retainers for chairpersons of the Nominating and Governance Committee, the Compensation Committee and the Audit Committee shall increase to $10,000, $15,000 and $20,000, respectively, compared to the prior year’s retainers of $5,000, $5,000 and $15,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

Date: March 21, 2007